EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------


As independent certified public accountants of Bravo! Foods International Corp., we hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated April 2, 2004 on the financial statements of Bravo! Foods International Corp., included in Form 10-KSB for the year ended December 31, 2003 and to the reference to our firm under the caption "Experts".

                                       /s/ Lazar Levine & Felix LLP
                                       Lazar Levine & Felix LLP

New York, New York
December 22, 2004


                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 14, 2003, relating to the financial statements of Bravo! Foods International Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern..

/s/ BDO Seidman LLP
BDO Seidman LLP

Los Angeles, California
December 20, 2004.